Exhibit 10.5.12
DORMAN PRODUCTS, INC.
NON-QUALIFIED STOCK OPTION AWARD PURSUANT TO THE DORMAN PRODUCTS, INC. 2018 STOCK OPTION AND STOCK INCENTIVE PLAN

THIS NON-QUALIFIED STOCK OPTION AWARD (this “Award”) dated as of #Grant Date# (the “Grant Date”) is entered into by and between Dorman Products, Inc. (the “Company”) and #Participant Name# (the “Participant”).

1.Grant of Non-Qualified Stock Option. Effective as of the Grant Date, pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “Plan”), the Company hereby grants to Participant a Non-Qualified Option to purchase #Number of Shares Granted# of Common Stock (the “Option”) at #Grant Price# (the “Exercise Price”) , subject to the terms and conditions set forth in this Award and the Plan. This Award is in consideration for Participant’s acceptance of and agreement to the restrictive covenants set forth in Section 10 of this Award.

2.Vesting of Option.

(a)Subject to the provisions of Sections 2(b) and (c), the Option shall vest 25% on each one-year anniversary of the Grant Date beginning on the first anniversary of the Grant Date (each a “Vesting Date”), provided that Participant remains employed by or providing service to the Company on such Vesting Date. The vesting of portions of the Option shall be cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares that vest shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Share will be included in the number of Shares that become vested on the last Vesting Date.

(b)Upon a Change in Control, 100% of the unvested portion of the Option shall vest and become exercisable.

(c)Upon Participant’s termination of employment or service for any of the following reasons, the unvested portion of the Option shall vest and become exercisable as indicated:

(i)100% as of the date of Participant’s death; or
(ii)100% as of the date of Participant’s termination of employment or service due to Disability.

Except as provided above, upon the termination of employment or service of Participant, any unvested portion of the Option will immediately and automatically, without any action on the part of the Company, be forfeited and cancelled.

3.Termination of the Option.

(a)The Option shall remain exercisable until #Expiration Date# (the “Expiration Date”), unless it is terminated at an earlier date pursuant to the provisions of this Award or the Plan.

(b)In the event of termination of Participant’s employment or services, the Option, to the extent vested as of the date thereof (including pursuant to Sections 2(b) or 2(c) above) shall terminate immediately after the first to occur of: (i) the Expiration Date; (ii) one year after termination of Participant’s employment or service on account of death or Disability; (iii) 90 days after termination of Participant’s employment or service for any reason other than on account of death, Disability or for Cause; and (iv) immediately upon termination of Participant’s employment or service for Cause. In the event that Participant’s termination of employment or service by the Company is for Cause, upon a determination by the Committee, Participant shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered the Shares, upon refund by the Company of the Exercise Price (to the extent paid).

4.Automatic Exercise. If the Option remains unexercised, in whole or in part, immediately before the time at which the Option is scheduled to expire in accordance with the terms and conditions of this Award and the Plan, the Option shall be deemed automatically exercised in accordance with and subject to the terms and conditions set forth in Section 7(a) of the Plan.

5.Method of Exercise. Participant may exercise the Option by providing written notice to the Company through the Acceptance Page. Each such exercise shall be irrevocable when given.

6.Payment for Shares. Full payment for Shares purchased upon the exercise of an Option may be made in any combination of, in accordance with Section 7(a) of the Plan:
(i) cash, (ii) by check payable to the order of the Company; (iii) by the delivery of Shares then owned by Participant (or by attestation of such ownership); or (iv) via cashless exercise.

7.Tax Withholding; Securities Laws.

(a)All obligations of the Company under this Award shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required by law for any Federal Insurance Contributions Act (FICA), federal income, state, local or other tax liabilities (“Withholding Taxes”). Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, the Company shall have the right to (i) withhold Shares subject to Participant’s exercise of the Option as provided in Section 7(a) of the Plan to satisfy any Withholding Taxes, (ii) require Participant to remit to the Company an amount sufficient to satisfy any Withholding Taxes prior to the delivery or transfer of such Shares or (iii) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

(b)The obligation of the Company to deliver Shares shall also be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.Assignments, Transfers and Successors and Assigns. The rights and interests of Participant under this Award may not be assigned, sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent(s) and each of its Affiliates. This Award may be assigned by the Company without Participant’s consent.

9.Miscellaneous.

(a)This Award shall not confer upon Participant any right to continue in the service as an employee, officer, director, consultant or advisor of the Company or any Subsidiary Company.

(b)The address for Participant to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be

Participant’s address as reflected in the Company’s personnel records, or such other address as Participant may provide to the Company by written notice.

(c)The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

(d)Participant hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Award and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

10.Incorporation of Plan Terms and Conflict with Other Agreements.

(a)This Award is subject to the terms and conditions of the Plan, including, but not limited to, those pertaining to (i) change in capitalization of the Company, (ii) clawback and recoupment, and (iii) the Committee’s authority to amend, interpret, and administer the Award and the Plan. Such terms and conditions of the Plan are incorporated into and made a part of this Award by reference. Capitalized terms used but not defined in this Award shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

(b)Restrictive Covenants

(i)In the event of any conflict between the provisions of this Award and the provisions of any employment, service, restrictive covenant or change-in-control agreements between the Company and Participant (each, an “Employment Agreement”), the provisions of such Employment Agreement shall prevail. To the extent of any inconsistency between the terms of this Agreement and such Employment Agreements, on the one hand, and the terms of the Plan, on the other hand, the terms of the Plan shall prevail.
(ii)The restrictions contained in any Employment Agreement and this Award are necessary for the protection of the business and goodwill of the Company and are considered by Participant to be reasonable for such purpose. Participant acknowledges that a breach of any of the covenants contained in this Award or in any Employment Agreement may cause irreparable damage to the Company and its subsidiaries and affiliates, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, Participant agrees that if Participant breaches or threatens to breach any of the covenants contained in this Award or in any Employment Agreement, in addition to any other remedy which may be available to the Company under such Employment Agreements, at law or in equity, the Company shall be entitled to (x) cease or withhold any payment of Shares to Participant pursuant to this Award, including the return of any previously delivered Shares or proceeds recognized upon any sale or other disposition of those Shares; and/or (y) institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy. Participant agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this Award and in any Employment Agreements to any employer or service recipient by whom Participant might be employed or retained during the time in which such restrictive covenants in such Employment Agreements are in effect.

Please confirm your acceptance of this Award electronically by following the instructions on your personal web portal at Dorman’s Equity Administrator. You have until #Grant Accept by Date# to accept your award. Your electronic signature indicates your agreement to be bound by the terms of this Award.